Exhibit 3

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated February 7, 2003, on the consolidated financial statemens of Decoma International Inc. as at December 31, 2002 and 2001 and for the years ended December 31, 2002 and 2001, the five month period ended December 31, 2000 and the year ended July 31, 2000, in connection with the Annual Report (Form 40-F) of Decoma International Inc. for the year ended December 31, 2002.
Toronto, Canada February 7, 2003	/signed/ "Ernst & Young LLP" Chartered Accountants